Exhibit 99.1

NETGEAR® REPORTS FIRST QUARTER 2010 RESULTS

First Quarter 2010 Financial Highlights:

•	Net revenue of $211.6 million, compared to $152.0 million in the comparable prior year quarter, 39% year-over-year growth

•	Non-GAAP net income of $17.1 million, compared to net income of $1.4 million in the comparable prior year quarter

•	Non-GAAP diluted earnings per share of $0.48, compared to diluted earnings per share of $0.04 in the comparable prior year quarter

•	Company expects second quarter 2010 net revenue to be in the range of $190 million to $200 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – April 21, 2010 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically innovative, branded networking products, today reported financial results for the first quarter ended March 28, 2010.

Net revenue for the first quarter ended March 28, 2010 was $211.6 million, as compared to $152.0 million for the first quarter ended March 29, 2009, and as compared to $218.8 million in the fourth quarter ended December 31, 2009. Net income, computed in accordance with GAAP, for the first quarter of 2010 was $13.7 million, or $0.38 per diluted share. This compared to GAAP net loss of $3.8 million, or $0.11 per diluted share for the first quarter of 2009, and to GAAP net income of $7.9 million, or $0.22 per diluted share, in the fourth quarter of 2009.

Gross margin on a non-GAAP basis in the first quarter of 2010 was 35.2%, as compared to 29.2% in the first quarter of 2009, and 31.1% in the fourth quarter of 2009. Non-GAAP operating margin was 13.5% in the first quarter of 2010, as compared to 3.7% in the first quarter of 2009, and 11.2% in the fourth quarter of 2009. Non-GAAP net income was $0.48 per diluted share in the first quarter of 2010, as compared to non-GAAP net income of $0.04 per diluted share in the first quarter of 2009, and non-GAAP net income of $0.34 per diluted share in the fourth quarter of 2009.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for technology license arrangements, amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “We are extremely pleased to report net revenue of $211.6 million for the first quarter 2010, exceeding our expectations. During the quarter, we experienced year-over-year revenue growth in all three geographic regions based on increased end market demand and further market share gains. We are happy to report that component shortages are largely behind us and channel inventory is up to very good levels in all regions. Our net revenue from service providers was approximately 19% of total net revenue in the first quarter 2010, as compared to 27% in the first quarter of 2009, and 28% in the fourth quarter of 2009. This lower percentage of service provider revenue on a relative basis was largely the result of record revenue from our retail business which exceeded our expectations.

In the first quarter 2010, we introduced 16 new products. Notable new products include our third-generation Powerline AV home network adaptor, a 3G signal repeater to enhance in-building 3G coverage, a 200-user firewall router for medium size businesses, and the industry’s first sub-$1,000 wireless LAN (Local Area Network) management system for small businesses. With these new products, we have been able to continue the momentum of the new products we introduced in 2009 such as the Ultimate Networking Machine, the ReadyNAS® 12 Bay Rackmount, NETGEAR StoraTM and especially Push2TVTM, which performed above expectations in Best Buy in the first quarter 2010. All of these 2010 and 2009 new product introductions have contributed to our market share gains worldwide.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the first quarter of 2010 with $240.9 million in cash, cash equivalents and short-term investments, compared to $200.3 million at the end of the first quarter of 2009, and $247.1 million at the end of the fourth quarter of 2009. Our net inventory ended at $109.9 million, compared to $92.0 million at the end of the first quarter of 2009, and $90.6 million at the end of the fourth quarter of 2009.”

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	March 28, 2010		December 31, 2009		March 29, 2009
North America	$106,278	50%	$104,327	48%	$65,219	43%
Europe, Middle-East and Africa	81,135	38%	91,177	42%	74,166	49%
Asia Pacific	24,142	12%	23,328	10%	12,633	8%

	$211,555	100%	$218,832	100%	$152,018	100%

Looking forward, Mr. Lo added, “In the second quarter 2010 we expect to have the typical second quarter seasonal slowdown, along with lower service provider revenue due to our customers’ transitioning to Docsis 3.0. However, we look to gain share in the retail and SMB channels with recently introduced new products, including those from the prior two quarters. We expect to have larger revenue share for the service provider channel during the second half of 2010 when Docsis 3.0 deployment among our customers should be in full swing. We entered 2010 with a strong new product lineup and we remain focused on continuously driving growth through new products and channel presence expansion, leading to gains in our market share globally. We also intend to roll out another 16-18 new products in the second quarter 2010. Specifically, for the second quarter 2010, we expect net revenue in the range of approximately $190 million to $200 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter 2010 results and discuss management’s expectations for the second quarter of 2010 today, Wednesday, April 21, 2010 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Wednesday, April 28, 2010 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 349096.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 26,000 retail locations around the globe, and via approximately 39,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000. Follow NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/netgear.

© 2010 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ReadyNAS, NETGEAR Stora and Push2TV are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Wi-Fi is a trademark of the Wi-Fi Alliance. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, expectations regarding a second quarter seasonal slowdown, potential lower service provider revenue in the second quarter, our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, and our ability to increase market share for the Company’s products globally. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 10 through 27, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 28, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$130,983	$172,202
Short-term investments	109,964	74,898
Accounts receivable, net	150,140	162,853
Inventories	109,934	90,590
Deferred income taxes	13,675	13,347
Prepaid expenses and other current assets	19,941	20,835

Total current assets	534,637	534,725
Property and equipment, net	16,163	16,891
Intangibles, net	8,997	8,298
Goodwill	74,369	64,908
Other non-current assets	8,197	8,299

Total assets	$642,363	$633,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,361	$69,081
Accrued employee compensation	11,809	11,040
Other accrued liabilities	97,922	87,894
Deferred revenue	15,917	22,106
Income taxes payable	3,098	5,488

Total current liabilities	182,107	195,609
Non-current income taxes payable	18,811	17,479
Other non-current liabilities	5,770	5,880

Total liabilities	206,688	218,968
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	288,606	280,256
Cumulative other comprehensive income	32	24
Retained earnings	147,002	133,838

Total stockholders’ equity	435,675	414,153

Total liabilities and stockholders’ equity	$642,363	$633,121

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 28, 2010	December 31, 2009	March 29, 2009
Net revenue	$211,555	$218,832	$152,018
Cost of revenue	138,731	152,368	109,087

Gross profit	72,824	66,464	42,931

Operating expenses:
Research and development	9,305	7,854	7,353
Sales and marketing	30,789	30,086	25,902
General and administrative	8,942	8,133	8,237
Restructuring	13	11	676
Technology license arrangements	—	2,500	—
Litigation reserves, net	68	20	2,532

Total operating expenses	49,117	48,604	44,700

Income (loss) from operations	23,707	17,860	(1,769)
Interest income	70	81	304
Other income (expense), net	(194)	(466)	1,047

Income (loss) before income taxes	23,583	17,475	(418)
Provision for income taxes	9,856	9,622	3,352

Net income (loss)	$13,727	$7,853	$(3,770)

Net income (loss) per share:
Basic	$0.39	$0.23	$(0.11)

Diluted	$0.38	$0.22	$(0.11)

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,947	34,657	34,351

Diluted	35,716	35,271	34,351

Stock-based compensation expense was allocated as follows:
Cost of revenue	$279	$240	$242
Research and development	581	468	520
Sales and marketing	1,212	1,050	1,055
General and administrative	1,069	973	1,099

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding technology license arrangements, amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 28, 2010	December 31, 2009	March 29, 2009
Net revenue	$211,555	$218,832	$152,018
Cost of revenue	137,151	150,875	107,592

Gross profit	74,404	67,957	44,426

Operating expenses:
Research and development	8,385	7,273	6,833
Sales and marketing	29,577	29,036	24,847
General and administrative	7,873	7,160	7,138

Total operating expenses	45,835	43,469	38,818

Income from operations	28,569	24,488	5,608
Interest income	70	81	304
Other income (expense), net	(194)	(466)	1,047

Income before income taxes	28,445	24,103	6,959
Provision for income taxes	11,386	12,281	5,544

Net income	$17,059	$11,822	$1,415

Net income per share:
Basic	$0.49	$0.34	$0.04

Diluted	$0.48	$0.34	$0.04

Weighted average shares outstanding used to compute net income per share:
Basic	34,947	34,657	34,351

Diluted	35,716	35,271	34,351

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended
	March 28, 2010	December 31, 2009	March 29, 2009
GAAP gross profit	$72,824	$66,464	$42,931
Amortization of intangible assets	1,301	1,253	1,253
Stock-based compensation expense	279	240	242

Non-GAAP gross profit	$74,404	$67,957	$44,426

Non-GAAP gross margin	35.2%	31.1%	29.2%

GAAP research and development	$9,305	$7,854	$7,353
Stock-based compensation expense	(581)	(468)	(520)
Acquisition related compensation	(339)	(113)	—

Non-GAAP research and development	$8,385	$7,273	$6,833

GAAP sales and marketing	$30,789	$30,086	$25,902
Stock-based compensation expense	(1,212)	(1,050)	(1,055)

Non-GAAP sales and marketing	$29,577	$29,036	$24,847

GAAP general and administrative	$8,942	$8,133	$8,237
Stock-based compensation expense	(1,069)	(973)	(1,099)

Non-GAAP general and administrative	$7,873	$7,160	$7,138

GAAP total operating expenses	$49,117	$48,604	$44,700
Stock-based compensation expense	(2,862)	(2,491)	(2,674)
Restructuring	(13)	(11)	(676)
Technology license arrangements	—	(2,500)	—
Acquisition related compensation	(339)	(113)	—
Litigation reserves	(68)	(20)	(2,532)

Non-GAAP total operating expenses	$45,835	$43,469	$38,818

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended
	March 28, 2010	December 31, 2009	March 29, 2009
GAAP operating income (loss)	$23,707	$17,860	$(1,769)
Amortization of intangible assets	1,301	1,253	1,253
Stock-based compensation expense	3,141	2,731	2,916
Restructuring	13	11	676
Technology license arrangements	—	2,500	—
Acquisition related compensation	339	113	—
Litigation reserves	68	20	2,532

Non-GAAP operating income	$28,569	$24,488	$5,608

Non-GAAP operating margin	13.5%	11.2%	3.7%

GAAP net income (loss)	$13,727	$7,853	$(3,770)
Amortization of intangible assets	1,301	1,253	1,253
Stock-based compensation expense	3,141	2,731	2,916
Restructuring	13	11	676
Technology license arrangements	—	2,500	—
Acquisition related compensation	339	113	—
Litigation reserves	68	20	2,532
Tax effect	(1,530)	(2,659)	(2,192)

Non-GAAP net income	$17,059	$11,822	$1,415

NET INCOME (LOSS) PER DILUTED SHARE:
	Three months ended
	March 28, 2010	December 31, 2009	March 29, 2009
GAAP net income (loss) per diluted share	$0.38	$0.22	$(0.11)
Amortization of intangible assets	0.04	0.04	0.04
Stock-based compensation expense	0.09	0.08	0.08
Restructuring	0.00	0.00	0.02
Technology license arrangements	—	0.07	—
Acquisition related compensation	0.01	0.00	—
Litigation reserves	0.00	0.00	0.07
Tax effect	(0.04)	(0.07)	(0.06)

Non-GAAP net income per diluted share	$0.48	$0.34	$0.04

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 28, 2010	December 31, 2009	September 27, 2009	June 28, 2009	March 29, 2009
Cash, cash equivalents and short-term investments	$240,947	$247,100	$234,540	$224,496	$200,298
Cash, cash equivalents and short-term investments per diluted share	$6.75	$7.01	$6.71	$6.53	$5.79

Accounts receivable, net	$150,140	$162,853	$123,529	$110,231	$127,984
Days sales outstanding (DSO)	62	71	66	69	74

Inventories	$109,934	$90,590	$73,858	$75,039	$92,023
Ending inventory turns	5.0	6.7	6.2	5.5	4.7

Weeks of channel inventory:
U.S. retail channel	9.8	6.9	10.0	12.6	10.0
U.S. distribution channel	5.7	4.4	5.2	3.8	5.4
EMEA distribution channel	5.7	3.4	4.3	5.0	5.6
APAC distribution channel	4.5	3.8	5.0	4.8	5.7

Deferred revenue	$15,917	$22,106	$11,355	$15,267	$19,375

Headcount	607	586	574	567	568
Non-GAAP Diluted shares	35,716	35,271	34,948	34,399	34,602